UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐

Preliminary Proxy Statement

☐

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒

Definitive Proxy Statement

☐

Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

CYGENE LABORATORIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒

No fee required.

☐

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)

Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies:

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)

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(5)

Total fee paid:

☐

Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

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(2)

Form, Schedule or Registration Statement No.:

(3)

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(4)

Date Filed:

CYGENE LABORATORIES, INC.
7786 Wiles Road
Coral Springs, Florida 33067
(954) 741-7077

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NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON February 21, 2008

Dear Stockholders:

You are cordially invited to attend a special meeting (the “Special Meeting”) of the stockholders of CyGene Laboratories, Inc. (the “Company”), to be held on February 21, 2008, at 10:00 A.M., Eastern Time, at the offices of the Company, 7786 Wiles Road, Coral Springs, Florida, for the following purposes:

1.

To approve an amendment to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase the number of shares of common stock that the Company is authorized to issue from 75,000,000 shares, par value $.001 per share, to 200,000,000 shares of the same par value.

2.

To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

The Board of Directors of the Company has fixed the close of business on January 10, 2008, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Special Meeting and at any adjournment or postponement thereof.

YOU ARE URGED TO REVIEW CAREFULLY THE ACCOMPANYING PROXY STATEMENT AND TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

Your proxy may be revoked by you at any time before it has been voted. You are cordially invited to attend the Special Meeting in person if it is convenient for you to do so.

By order of the Board of Directors,

Martin Munzer, President and CEO

January 24, 2008

CYGENE LABORATORIES, INC.

7786 Wiles Road
Coral Springs, Florida 33067

(954) 741-7077

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PROXY STATEMENT

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General Information

This proxy statement is provided to the stockholders of CyGene Laboratories, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Special Meeting of stockholders of the Company to be held on February 21, 2008 at 10:00 A.M., Eastern Time, at the offices of the Company, 7786 Wiles Road, Coral Springs, Florida, and any adjournments or postponements thereof. A form of proxy is enclosed for use at the Special Meeting. Proxies properly executed and returned in a timely manner will be voted at the Special Meeting in accordance with the directions specified therein. If no direction is indicated, they will be voted (i) FOR the approval of an amendment to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase our authorized shares of common stock from 75,000,000 $.001 par value shares to 200,000,000 $.001 par value shares; and (ii) on other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies. The persons named as proxies were selected by the Board of Directors and are presently members of executive management of the Company.

The Company's executive offices are located at 7786 Wiles Road, Coral Springs, Florida 33067, and its telephone number is (954) 741-7077. Proxy materials are first being mailed to stockholders beginning on or about January 24, 2008.

Shares Outstanding, Voting Rights and Vote Required

Only stockholders of record at the close of business on January 10, 2008 (the “Record Date”) are entitled to vote at the Special Meeting. The only class of our voting stock outstanding and entitled to vote at the Special Meeting is our common stock, par value $.001 per share, of which 58,022,036 shares were outstanding as of the close of business on January 10, 2008. Each share of common stock issued and outstanding is entitled to one vote on matters properly submitted at the Special Meeting.

The presence, in person or by proxy, of a majority of our outstanding shares of common stock is necessary to constitute a quorum for the transaction of business at the Special Meeting. Abstentions and properly executed broker non-votes are counted for purposes of determining the presence or absence of a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions are counted in tabulating votes cast on proposals presented to stockholders, whereas broker non-votes are not. Votes cast in person or by proxy at the Special Meeting will be tabulated by the election inspector appointed for the meeting.

Approval of the proposed amendment to our Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of our common stock. Accordingly, in order for the proposal to be adopted, at least 29,011,019 shares of common stock must be voted, in person or by proxy, in favor of its adoption at the Special Meeting.

Stockholders of record voting by proxy may revoke that proxy at any time before it is voted at the Special Meeting by delivering written notice to the Secretary of the Company before the vote is taken at the Special Meeting, by delivering a proxy bearing a later date before the vote is taken at the Special Meeting or by attending the Special Meeting in person and casting a ballot contrary to the previously granted proxy. Stockholders whose shares are held in “street name” by a broker and who have instructed the broker to vote the shares must follow the directions received from the broker as to how to change their vote. Stockholders whose shares are held in “street name” by a broker and who wish to vote in person at the Special Meeting must first obtain a legal proxy from their broker.

The Board of Directors recommends voting FOR the proposal to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 75,000,000 to 200,000,000. Proxies properly executed and returned in a timely manner will be voted at the Special Meeting in accordance with the directions specified therein. If no direction is indicated, they will be voted FOR that proposal and, on other matters presented for a vote, in accordance with the judgment of the person acting under the proxy.

AMENDMENT TO CERTIFICATE OF INCORPORATION

TO AUTHORIZE ADDITIONAL SHARES OF COMMON STOCK

(Proposal 1)

The Board of Directors has adopted, subject to stockholder approval, an amendment to our Certificate of Incorporation to increase our authorized number of shares of common stock from 75,000,000 shares, par value $.001 per share to 200,000,000 shares of the same par value.

Background of Proposal

Under Delaware law, we may only issue shares of common stock to the extent such shares have been authorized for issuance under our Certificate of Incorporation. Our Certificate of Incorporation currently authorizes the issuance of up to 75,000,000 shares of common stock. As of the Record Date, approximately 58,022,036 shares of common stock were issued and outstanding. In addition to the 58,022,036 shares of common stock issued and outstanding, as of Record Date, 20,212,633 shares of common stock are issuable upon the exercise of outstanding warrants and options previously issued to investors, making the total number of shares of common stock outstanding or to be outstanding upon exercise of all previously issued warrants and options 78,234,669 shares.

During the last quarter of 2007, we completed a private placement offering of five month convertible promissory notes in the aggregate principal amount of $902,221. Those notes will be convertible into up to 20,318,018 shares of the Company’s common stock. The subscribers to that note offering also received two year warrants to purchase varying quantities of common stock which, in the aggregate, will total not more than 10,159,009 shares of the Company’s common stock. We intend to undertake a similar offering of notes in the aggregate principal amount of $750,000 which will be convertible into 9,375,000 shares of common stock and to issue similar two year warrants to purchase varying quantities of common stock which, in the aggregate, will total not more than 4,687,500 shares of common stock. If all of the notes issued in that first offering and which we intend to issue in the second offering, and if all then outstanding warrants and options were to be exercised, a total of 122,774,196 shares of common stock would then be outstanding. Inasmuch as our certificate of incorporation, as currently in effect, limits us to the issuance of 75,000,000 shares of common stock, we have represented in the offering documents pertaining to the note offering that we would seek authority from our stockholders to increase our authorized capitalization to at least 150 million shares of common stock, and that if such authority is not granted, the principal amount of each issued note will be automatically increased by 300%. Thus, assuming a total of $1,652,221 in principal amount of notes were to be issued, we would, if the proposal to increase our authorized capital is not approved, be required to repay $4,956,663 to our investors. In order to provide sufficient shares to effect conversions and to ensure sufficient shares of common stock will be available for issuance by the Company for other potential purposes, the Board of Directors has approved, subject to stockholder approval, an amendment to our Certificate of Incorporation to increase the number of shares of our $.001 par value common stock authorized for issuance from 75,000,000 shares to 200,000,000 shares.

Purpose and Effect of the Amendment

The principal purposes of the proposed amendment to our Certificate of Incorporation is to authorize additional shares of common stock for issuance upon:

•

the potential conversion of the Notes and Warrants into common shares, as well as the conversion of previously outstanding options and warrants into common stock; and

•

the conversion, as discussed below, of accrued but unpaid compensation entitlements of Martin Munzer, our Chairman and CEO, and other employees and consultants who previously agreed to accept, in lieu of payment of all or portions of their unpaid compensation, 18 month interest bearing notes convertible into shares of our common stock.

Another purpose is to authorize shares which will be available in the event the Board of Directors determines that it is necessary or appropriate to permit future stock splits in the form of stock dividends, to raise additional capital through the sale of equity securities, to acquire another company or its assets, to establish strategic relationships with corporate partners, to provide equity incentives to employees and officers or for other corporate purposes. The availability of additional shares of common stock is particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of common stock. If the amendment is approved by the stockholders, the Board does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law.

2

The Board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.

Conversion of Salary Accruals into Common Stock

In October 2007, our Board agreed, subject to the stockholders’ adoption of this proposal to increase our authorized capital, to extend to our employees and consultants listed below the right to convert all or a portion of the accrued but unpaid compensation that we owe to them into shares of our common stock at $.04 per share, which is the same conversion price per share that we offered to investors in our current offering. All of the persons who have accepted our offer, except Martin Munzer, our CEO, will receive promissory notes payable after 18 months in a principal amount which is equal to 40% of the amount of the accrued but unpaid compensation we owe to them, plus interest computed at the rate of 5% per annum. Mr. Munzer will receive a note payable, due at the end of the same term and at the same rate of interest in the amount of 100% of the accrued but unpaid salary owed to him. The holders of those notes will have the option of receiving full payment of the principal amounts plus accrued interest, or converting the principal amounts of those notes into our shares of common stock. We will not be obligated to pay any interest that may have accrued on a converted note. The following table identifies those of our employees and consultants who have accepted our offer and discloses the amounts of their compensation entitlements that they will forego if they convert that amount into our common stock, and the number of shares to be issued to them at a conversion price of $0.04 if they choose to exercise their conversion rights.

Name of Employee	Accrued but Unpaid Compensation		Shares Issuable
	Owed	Amount Convertible
Martin Munzer, CEO	$292,866.38	$292,866.38	7,321,660
Jeffrey Pinco, Medical Director	241,666.66	96,666.66	2,416,667
Frederick C. McCall-Perez, VP	208,101.36	83,240.58	2,081,015
Keith Zucker, Director of Product Development	480,750.00	192,300.00	4,807,500
Peter J. Laurence – VP	139,444.00	55,777.60	1,394,440
Barry Dvorchik & Associates – Consultant	87,799.57	35,119.83	877,996
Martin Lopez, Director of Intellectual Property	19,735.87	7,894.35	197,359
Robin Farmanfarmaian – Consultant	4,894.27	1,957.71	48,943
Jeanette Noyes – Consultant	1,500.00	600.00	15,000
	$1,476,758.11	$766,423.11	19,160,580

Except, as mentioned above, we do not have any current intentions, plans, arrangements, commitments or understandings to issue any other shares of our capital stock other than pursuant to our existing equity compensation plan.

The holders of common stock have no preemptive rights and the Board of Directors has no plans to grant such rights with respect to any such shares.

The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued common stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized common stock is not prompted by any specific effort or takeover threat currently perceived by management.

The proposed amendment to our Certificate of Incorporation appears as Appendix A to this proxy statement. The additional shares of common stock to be authorized pursuant to the proposed amendment will be of the same class of common stock as is currently authorized under our Certificate of Incorporation. If approved, this proposal will become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware containing substantially this amendment, which we would do promptly after the Special Meeting.

The Board of Directors unanimously recommends that stockholders vote FOR Proposal 1, approving the Amendment to the Certificate of Incorporation authorizing additional shares of common stock.

3

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below is information concerning the common stock ownership as of the Record Date by (i) each person who we know owns beneficially 5% or more of our outstanding common stock, (ii) each executive officer and director, and (iii) all of our directors and executive officers as a group:

Name and Address of Beneficial Owner (1)(2)	Amount and Nature of Beneficial Ownership (2)		Percentage of Outstanding Shares Owned (3)
Martin Munzer, CEO, Director	7,019,109	(4)	12.1%
Peter J. Laurence, Vice President	3,379,000		5.8%
Stanley Satz, Director	80,000		*
All Officers and Directors as a Group (of 3)	10,478,109		18.1%

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*

Less than 1%.

(1)

For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock with respect to which such person has (or has the right to acquire within 60 days, i.e., by March 18, 2008 in this case) sole or shared voting power or investment power.

(2)

All shares are owned beneficially and of record unless indicated otherwise. Unless otherwise noted, the address of each shareholder is c/o the company, 7786 Wiles Road, Coral Springs, Florida 33067.

(3)

Based upon 58,022,036 shares issued and outstanding on the Record Date, plus where indicated, shares issuable under outstanding options.

(4)

These shares are held jointly by Mr. Munzer and his wife who are deemed to share the powers to vote and dispose of them. Does not include any shares issuable to Mr. Munzer upon conversion of his accrued but unpaid salary entitlements.

Stockholder Proposals for the 2008 Annual Meeting

The Company will provide notice in a Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission of the deadline by which any proposal by a stockholder intended to be presented at the next annual meeting of stockholders must be received by the Company (Attn: Secretary) at its principal executive offices for inclusion in its proxy statement and form of proxy relating to that meeting.

Other Matters

The Board does not intend to present, and does not have any reason to believe that others will present, any item of business at the Special Meeting other than those specifically set forth in the notice of the meeting. However, if other matters are properly brought before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

Solicitation of Proxies

All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile transmission, email and personal interviews and we reserve the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of our common stock held in their names. We will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

By order of the Board of Directors,

Martin Munzer, President and CEO

January 24, 2008

4

Appendix A

Proposed Amendment to Section 4 A of our Certificate of Incorporation

4.

Capital Stock

A.

Authorized Capital Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is TWO HUNDRED MILLION (200,000,000) shares of common stock, par value $.001 per share (hereinafter, the “Common Stock”), and ONE MILLION (1,000,000) shares of preferred stock, par value $.001 per share (hereinafter, the “Preferred Stock”).

A-1

PROXY CARD
CYGENE LABORATORIES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

February 21, 2008

PROXY ID #:
PASSWORD:

MAIL:

Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.

FAX:

Complete the bottom portion of this Proxy Card and Fax to 202-521-3464.

The undersigned stockholder of CyGene Laboratories, Inc. (“CyGene”) hereby appoints Martin Munzer and Stanley Satz, and each of them with full power of substitution, the true and lawful attorneys, agents and proxy holders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all of the shares of Common Stock of CyGene held of record by the undersigned on January 10, 2008 at the Special Meeting of stockholders of CyGene to be held on February 21, 2008 (the "Special Meeting") at 10:00 a.m. (local time), at Cygene’s offices located at 7786 Wiles Road, Coral Springs, Florida, and any adjournments or postponements thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED.

IN THE ABSENCE OF DIRECTION, THE SHARES WILL BE VOTED FOR THE PROPOSALS.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF

STOCKHOLDERS RELATING TO THE SPECIAL MEETING.

PLEASE DETACH BELOW

▲You Must Detach This Portion of the Proxy Card Before Returning it in the Enclosed Envelope▲

Item 1.	To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 75,000,000 to 200,000,000.	FOR ☐	AGAINST ☐	WITHHELD ☐
A vote FOR is recommended by the Board of Directors.

Item 2.	In their discretion, on such other business as may properly come before the meeting.

NOTE: Please sign exactly as name appears here on. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign and give their full title. If a corporation, please indicate the full corporate name and have an authorized officer sign, stating title. If a partnership, please sign in partnership name by an authorized person

[Continued on Reverse Side]

PROXY CARD
CYGENE LABORATORIES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT. IF YOU DO ATTEND, YOU MAY VOTE IN PERSON IF YOU DESIRE.

	DATED:	__________________________________, 2008
CYGENE LABORATORIES, INC.
C/O ISSUER SERVICES
201 SHANNON OAKS CIRCLE	(Print Name of Stockholder and/or Joint Tenant)
SUITE 105
CARY, NC 27511	(Signature of Stockholder)

(Signature if held jointly)